Exhibit No. 99.2

                      Annual Statement as to Compliance

                          Newcourt Credit Group Inc.

                       Newcourt Receivables Asset Trust

               The undersigned, a duly authorized representative of Newcourt Credit Group Inc. ("Newcourt"), as Servicer pursuant to the Pooling, Collateral Agency and Servicing Agreement dated as of April 15, 1996 (the "Pooling and Servicing Agreement"), among Newcourt Receivables Corporation, as Seller, Newcourt Credit Group Inc., as Servicer, Fleet National Bank, as Collateral Agent, and Chase Manhattan Bank Delaware, as Issuer Trustee, does hereby certify that:

               1.   Capitalized terms used in this Officer's
                    Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

               2. Newcourt is as of the date hereof the Servicer under the Pooling and Servicing Agreement.

               3. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Officer's Certificate.

               4.   This certificate is delivered pursuant to
                    Section 3.11 of the Pooling and Servicing
                    Agreement.

               5. A review of the activities of the Servicer during the year ended December 31, 1996 and of its performance under the Pooling and Servicing Agreement was made under my supervision.

               6. Based on such review, to the best of the undersigned's knowledge, the Servicer has performed or has caused to be performed in all material respects all of its obligations under the Pooling and Servicing Agreement throughout such year and no Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

               7. The following is a description of each Servicer Default under the provisions of the Pooling and Servicing Agreement known to me to have been made during the year ended December 31, 1996, which sets forth in detail the (i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer Default: None.

               IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 27th day of March, 1997.

                                        By: /s/Daniel A. Jaurenig
                                            ---------------------
                                             Daniel A. Jauernig
                                             Treasurer